Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Entegra Financial Corp. and Macon Bancorp

Franklin, North Carolina

We consent to the inclusion in this Registration Statement on Form S-1 of Entegra Financial Corp. of our report dated March 14, 2014, with respect to the consolidated financial statements of Macon Bancorp and Subsidiaries and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

March 14, 2014